SCHEDULE 14A

(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES EXCHANGE ACT OF 1934

(AMENDMENT NO.       )

Filed by the Registrant     ☒

Filed by a Party other than the Registrant    ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as Permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☒	Definitive Additional Materials

☐	Soliciting Material under Rule 14a-12

APOGENT TECHNOLOGIES INC.

(Name of Registrant as Specified In Its Charter)

Filed by Registrant

(Name of Person(s) Filing Proxy Statement,

if Other than Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

1)	Title of each class of securities to which transaction applies:
2)	Aggregate number of securities to which transaction applies:
3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
4)	Proposed maximum aggregate value of transaction:
5)	Total fee paid:

☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

1)	Amount Previously Paid:
2)	Form, Schedule or Registration Statement No.:
3)	Filing Party:
4)	Date Filed:

Filed by Apogent Technologies Inc.

Pursuant to Rule 14a-6

Under the Securities Exchange Act of 1934

Subject Company: Apogent Technologies Inc.

Commission File No. 1-11091

This filing relates to the planned merger (the “Merger”) between Fisher Scientific International Inc. (“Fisher Scientific”) and Apogent Technologies Inc. (“Apogent”) pursuant to the terms of an Amended and Restated Agreement and Plan of Merger dated as of March 17, 2004, as amended on April 16, 2004 (the “Merger Agreement”), by and among Fisher Scientific, Fox Merger Corporation and Apogent. Fisher Scientific has filed a registration statement on Form S-4 (SEC File No. 333-114548) with the U.S. Securities and Exchange Commission (the “SEC”) on April 16, 2004, which was subsequently amended on May 21, 2004, that contains the definitive joint proxy statement/prospectus for Fisher Scientific’s 2004 Annual Meeting of Stockholders and Apogent’s Special Meeting of its Stockholders with respect to the Merger. The Merger Agreement is contained in the definitive joint proxy statement/prospectus, is on file with the SEC as an exhibit to the Current Report on Form 8-K, filed by Apogent on April 19, 2004, and is incorporated by reference into this filing.

On June 1, 2004, Apogent disseminated to participants in Apogent’s Savings and Thrift Plans (each a “401(k) Plan”) the following letter describing the process for voting Apogent shares held through a 401(k) Plan and announcing certain changes to the employer match provisions of each Apogent 401(k) Plan:

                                June 1, 2004

Dear Apogent Technologies Inc. Savings and Thrift Plan Participant:

Apogent Technologies Inc. (“Apogent”) has scheduled a special meeting of Apogent stockholders on June 28, 2004 to vote on the proposed merger of Apogent and Fisher Scientific International Inc. (“Fisher”) and the related merger agreement, as described in the joint proxy statement/prospectus sent to you in a separate mailing. As a participant in an Apogent Savings and Thrift Plan (“401(k) Plan”), you have an interest in Apogent shares held for your benefit by the plan. In addition, you may hold Apogent shares directly or through Apogent’s Employee Stock Purchase Plan (“ESPP”). This letter describes: (A) the process for voting Apogent shares held through the 401(k) Plan at the Apogent special meeting; (B) how your failure to return your proxy will result in proportionate voting of 401(k) Plan shares and will have the effect of a vote AGAINST the merger for shares you hold directly or through the ESPP; and (C) changes to the allocation of employer matching contributions under the 401(k) Plan.

Voting Apogent Shares Held by the 401(k) Plan

The 401(k) Plan holds shares of Apogent stock for the benefit of 401(k) Plan participants, and these shares will be voted by American Express Trust Company, as 401(k) Plan Trustee, as instructed by 401(k) Plan participants.

To instruct American Express how to vote your interest in the 401(k) Plan’s Apogent stock, please mark, sign, date, and return the proxy/voting instruction form enclosed with the joint proxy statement/prospectus you receive, or you may follow the instructions for voting by telephone or the Internet on that form. If you do not return a proxy/voting instruction form or otherwise instruct American Express how to vote, then American Express will vote the 401(k) Plan shares held for your benefit in proportion to the voting of 401(k) Plan shares for which instructions have been received. For example, if the combined voting instructions for Apogent shares held by the 401(k) Plan for participants who return voting instructions are to vote 90% FOR the merger and 10% AGAINST the merger, the shares held in the 401(k) Plan for which no voting instructions are received would also be voted 90% FOR the merger and 10% AGAINST the merger.

Your voting instructions will be held in confidence and will not be divulged or released to any person.

Your Non-Vote of ESPP Shares or Directly Held Shares IS DIFFERENT from No Response for 401(k) Plan Shares	If, in addition to 401(k) Plan shares, you own Apogent shares directly or through Apogent’s ESPP, the proxy/voting instruction form provided to you will identify these shares along with the 401(k) Plan shares. If you do not complete, sign, and return a proxy/voting instruction form (or follow the telephonic or Internet instructions set forth on that form), your non-response will have the effect of a vote of your directly held shares and ESPP shares AGAINST the merger. That same failure to respond, however, will result in proportionate voting of your 401(k) Plan shares by the 401(k) Plan Trustee, as described above.

Change to the 401(k) Plan In connection with the Proposed Merger	Currently, Apogent matches 50% of your contribution to the 401(k) Plan, subject to certain limits. Half of this match is allocated in accordance with your investment elections under the 401(k) Plan and half is allocated to the purchase of Apogent shares. The Apogent board of directors has amended the 401(k) Plan so that the 50% Apogent matching contributions made after July 1, 2004 will be allocated entirely in accordance with your investment elections and will no longer be allocated toward the purchase of Apogent shares.

About the Apogent Fisher Merger and the Special Stockholders Meeting.

As a result of the proposed merger of Apogent and Fisher, Apogent would become a wholly-owned subsidiary of Fisher, and Apogent stockholders would receive .56 shares of Fisher common stock for each share of Apogent common stock, plus cash in lieu of fractional shares.

The board of directors of Apogent recommends a vote FOR the proposed merger and related merger agreement and FOR the related proposal to adjourn the special stockholders meeting, if necessary, to solicit additional proxies for the reasons explained in the joint proxy statement/prospectus.

Questions?

If you have questions concerning the voting of the Apogent shares held for you in your 401(k) Plan account, please contact American Express’ customer service line at 1-800-521-SAVE (7283). Alternatively, you may call me at 603-433-6131, ext. 464.

Apogent Technologies Inc.

/s/ Gary J. Marmontello
Gary J. Marmontello Vice President of Human Resources, Assistant Secretary

ADDITIONAL INFORMATION ABOUT THE MERGER AND WHERE TO FIND IT

In connection with the proposed merger, Fisher has filed a registration statement on Form S-4 (SEC File No. 333-114548) on April 16, 2004, which was subsequently amended on May 21, 2004, that contains the definitive joint proxy statement/prospectus for Fisher’s 2004 Annual Meeting of Stockholders and Apogent’s Special Meeting of its Stockholders with respect to the merger. Apogent and Fisher have filed or will file additional relevant materials with the SEC, and investors and securityholders are urged to read these documents and any other relevant documents filed with the SEC, as well as any amendments or supplements to those documents, because they contain and will contain important information about Apogent, Fisher and the merger. Investors and security holders are urged to read the definitive joint proxy statement/prospectus and the other relevant materials before making any voting or investment decision with respect to the proposed merger. Investors and securityholders may obtain the definitive joint proxy statement/prospectus and any other documents filed by Apogent or Fisher with the SEC free of charge at the SEC’s website at www.sec.gov. In addition, the definitive joint proxy statement/ prospectus and documents filed with the SEC by Apogent may be obtained free of charge by directing such request to: Director of Investor Relations, 30 Penhallow Street, Portsmouth, NH 03801 or from Apogent’s website at www.apogent.com. The definitive joint proxy statement/prospectus and documents filed with the SEC by Fisher may be obtained free of charge by directing such request to: Corporate Secretary, One Liberty Lane, Hampton, NH 03842 or from Fisher’s website at www.fisherscientific.com.

Apogent, Fisher and their respective executive officers and directors may be deemed to be participants in the solicitation of proxies from the stockholders of Apogent and Fisher in favor of the merger. Information about the executive officers and directors of Apogent and their ownership of Apogent common stock is set forth in the proxy statement for Apogent’s 2004 Annual Meeting of Shareholders, which was filed with the SEC on December 23, 2003. Information about the executive officers and directors of Fisher and their ownership of Fisher common stock is set forth in definitive joint proxy statement/prospectus. Investors and security holders may obtain more detailed information regarding the direct and indirect interests of Apogent, Fisher, and their respective executive officers and directors in the merger by reading the definitive joint proxy statement/prospectus regarding the merger.

3